UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016 (March 3, 2016)

Solera Holdings, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	001-33461	26-1103816
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

1301 Solana Blvd.

Building #2, Suite 2100

Westlake, TX 76262

Address of Principal Executive Offices, Zip Code

Telephone: (817) 961-2100

Telephone Number (Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Credit Agreement

On March 3, 2016, Solera, LLC (the “Parent Borrower”) and Solera Finance, Inc. (the “Co-Borrower”, and together with the Parent Borrower, the “Borrowers”) entered into a senior secured credit agreement, dated as of March 3, 2016, by and among Solera Parent Holding, LLC, as a guarantor (“Holdings” and, together with the Borrowers, an affiliate of Vista Equity Partners Fund V, L.P.), Solera Holdings, Inc. (the “Company”) and certain of the Company’s domestic subsidiaries that have granted secured guarantees of the Borrowers’ obligations under the Senior Secured Credit Agreement (together with Holdings and the Company, the “Guarantors”), Goldman Sachs Bank USA, as administrative agent and collateral agent (the “Administrative Agent”), and the lenders party thereto (the “Senior Secured Credit Agreement”), pursuant to which the Borrowers incurred certain loans and granted a first priority lien (subject to customary priming liens) on substantially all of their assets to secure the obligations under the Senior Secured Credit Agreement.

Principal, Amortization and Maturity

The lenders under the Senior Secured Credit Agreement have advanced to the Borrowers $1.5 billion of senior secured dollar term loans and EUR 645 million of senior secured Euro term loans, in each case with a maturity date of March 3, 2023, and also have provided the Borrowers with a revolving line of credit of up to $300,000,000 with a maturity date of March 3, 2021 (the “Senior Secured Credit Facilities”). The term loans under the Senior Secured Credit Facilities will amortize at 1% per annum in equal quarterly installments with the balance payable on the final maturity date.

The Senior Secured Credit Facilities include borrowing capacity available for letters of credit and for borrowings on same-day notice under swingline loans.

Interest Rate

Dollar term loans and revolving loans under the Senior Secured Credit Facilities bear interest at a rate equal to, at the Borrowers’ option, the adjusted Eurodollar rate or an alternate base rate, in each case, plus an applicable margin. Euro term loans under the Senior Secured Credit Facilities bear interest at a rate equal to the adjusted Eurodollar rate plus an applicable margin. The revolving loans have applicable margins equal to 4.50%, in the case of Eurodollar revolving loans, or 3.50%, in the case of base rate revolving loans. The dollar term loans have applicable margins equal to 4.75%, in the case of Eurodollar term loans, or 3.75%, in the case of base rate term loans. The Euro term loans have an applicable margin equal to 3.75%.

Mandatory Prepayments

Subject to certain customary exceptions, the Senior Secured Credit Facilities are subject to mandatory prepayments in amounts equal to: (1) 100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by Holdings or certain of its subsidiaries subject to customary reinvestment provisions and certain other exceptions; (2) 100% of the net cash proceeds from incurrences of non-permitted debt by Holdings or certain of its subsidiaries; and (3) a customary annual excess cash flow sweep.

Certain Other Provisions

The Senior Secured Credit Agreement contains a number of customary affirmative and negative covenants and events of default. The Senior Secured Credit Agreement also requires the Company and the Guarantors to comply with a springing first lien net leverage ratio if more than 35% of the revolving line of credit is drawn.

Senior Notes

On March 3, 2016, the Borrowers issued $1,730,000,000 aggregate principal amount of 10.500% Senior Notes due 2024 (the “Notes”), pursuant to the Indenture, dated as of March 3, 2016 (the “Initial Indenture”), by and among the Borrowers, Summertime Acquisition Corp. (“Merger Sub”), the guarantors party thereto (the “Initial Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The Initial Indenture was supplemented by the Supplemental Indenture, dated as of March 3, 2016 (the “Supplemental Indenture” and, together with the Initial Indenture, the “Indenture”), entered into upon consummation of the Merger (as defined below), among the Company, the additional guarantors party thereto (together with the Company and the Initial Guarantors, the “Note Guarantors”) and the Trustee. Upon the consummation of the Merger, the Company assumed Merger Sub’s obligations under the Notes and the Indenture.

Maturity, Interest and Guarantees

The Notes will mature on March 1, 2024. Interest on the Notes is payable semi-annually in arrears in cash on March 1 and September 1 of each year, commencing on September 1, 2016. The Notes are, and will be, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s existing and future restricted subsidiaries that guarantee the Borrowers’ obligations under the Senior Secured Credit Facilities or certain syndicated bank debt and capital markets debt securities.

Ranking

The Notes and the guarantees are the Borrowers’ and the Note Guarantors’ senior unsecured obligations and rank equal in right of payment with all of their existing and future senior indebtedness and senior in right of payment to all of their future subordinated indebtedness. The Notes and the guarantees are effectively subordinated to all of their existing and future secured indebtedness, including indebtedness under the Senior Secured Credit Facilities, to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all of the existing and future indebtedness and other liabilities of any of their existing and future subsidiaries that do not guarantee the Notes. To the extent lenders under the Senior Secured Credit Facilities release any Note Guarantor from its obligations thereunder, such Note Guarantor will also be released from its obligations under its guarantees of the Notes.

Covenants

The Indenture contains certain customary negative and affirmative covenants, events of default and optional redemption and repurchase provisions.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 3, 2016 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger, dated as of September 13, 2015 (the “Merger Agreement”), by and among the Company, Summertime Holding Corp. (“Parent”) and Merger Sub, Parent completed its acquisition of the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming an indirect, wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of Vista Equity Partners Fund V, L.P., a Delaware limited partnership (the “Sponsor” or “Vista”). Other key investors in Parent include an affiliate of Koch Equity Development LLC (“Koch Equity Development”), the investment and acquisition subsidiary of Koch Industries, Inc., and an affiliate of Goldman, Sachs & Co.

At the effective time of the Merger, each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (other than certain excluded shares and shares of Common Stock owned by holders who have perfected and not withdrawn a demand for (or lost their right to) appraisal rights pursuant to Section 262 of the Delaware General Corporation Law, collectively the “excluded shares”) was cancelled and converted into the right to receive $55.85 in cash (the “Merger Consideration”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (“NYSE”) on March 3, 2016 that the certificate of merger has been filed with the Secretary of State of the State of Delaware and that, at the effective time of the Merger, each share of Common Stock (other than the excluded shares) was cancelled and converted into the right to receive $55.85 in cash. In addition, the Company requested that NYSE delist the Common Stock at the close of business on March 3, 2016, and as a result, trading of Common Stock on

NYSE was suspended as of the close of business on March 3, 2016. The Company also requested NYSE to file a notification of removal from listing and registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting of the Common Stock from NYSE and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 is incorporated herein by reference.

At the effective time of the Merger, each holder of Common Stock issued and outstanding immediately prior to the effective time of the Merger ceased to have any rights as a stockholder of the Company (other than the right of the holders of Common Stock to receive the Merger Consideration if so due pursuant to the Merger Agreement).

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 2.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company is now an indirect, wholly owned subsidiary of Parent. Parent is affiliated with investment funds advised by the Sponsor.

The total amount of funds used to complete the Merger and related transactions and pay related fees and expenses was approximately $7.23 billion, which was funded through a combination of common and preferred equity contributions by investment funds affiliated with Sponsor, Koch Equity Development and an affiliate of Goldman, Sachs & Co., the new debt financing described in Item 1.01, equity rollover contribution by Tony Aquila, and cash of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 is incorporated herein by reference.

Directors

Effective upon completion of the Merger, Christian Sowul, who was a director of Merger Sub, became a director of the Company. As a result of the Merger, Stuart Yarbrough, Thomas Wajnert, Tom Dattilo, Kurt Lauk, Arthur Kingsbury, Patrick D. Campbell and Michael E. Lehman are no longer directors of the Company. Immediately following the Merger, Tony Aquila, Robert Smith and Martin Taylor were appointed as directors of the Company.

Officers

Effective upon completion of the Merger, the following persons will continue to be officers of the Company: Tony Aquila, Renato Giger and Jason Brady. The following officers of the Company became officers of the Company: David Breach and Christian Sowul.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 is incorporated herein by reference.

At the effective time of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation set forth as Exhibit A to the Merger Agreement (the “Second Amended and Restated Certificate of Incorporation”). A copy of the Second Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

  3.1 Second Amended and Restated Certificate of Incorporation of Solera Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera Holdings, Inc.
(Registrant)

Date: March 4, 2016	/s/ JASON M. BRADY
Jason M. Brady
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Solera Holdings, Inc.